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                            SWEETHEART HOLDINGS INC.

                             STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement (the "Agreement") dated as of March 12, 1998 is made by and among Sweetheart Holdings Inc., a Delaware corporation (the "Company"), SF Holdings Group, Inc., a Delaware corporation ("SF Holdings"), American Industrial Partners Capital Fund L.P., a Delaware limited partnership ("AIP"), and the other stockholders of the Company listed on Schedule A hereto (together with AIP, the "Original Stockholders").

         WHEREAS, pursuant to an Investment Agreement dated as of December 29, 1997 among the Original Stockholders and SF Holdings, SF Holdings will simultaneously herewith acquire 48% of the Class A Common Stock and 100% of the Class B Common Stock of the Company; and

         WHEREAS, the Original Stockholders and SF Holdings (collectively, the "Stockholders") desire to enter into an agreement with respect to the ownership and the transfer or other disposition of the securities of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Definitions.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

                  "Closing Date" shall mean the date first above written.

                  "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, including the Class A Common Stock and Class B Common Stock.

                  "Exchange Date" shall mean the date on which the Exchange is consummated.

                  "Sale" or "Sell" shall mean any sale, transfer or other disposition of any Shares for value.

                  "Shares" shall mean any shares of the Class A Common Stock or the Class B Common Stock of the Company held by the Stockholders.

                  "Transfer" shall mean any Sale, assignment, pledge, hypothecation or other disposition of any Shares.





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                  "Warrant Purchase Period" shall mean the period from the
Closing Date to and including the fifth anniversary thereof.

         2. Corporate Governance.

                  a. Management of the Company. The Company and its subsidiaries shall be administered in accordance with the provisions of the Second Restated Management Services Agreement dated as of the date hereof, as amended, by and among the Company, Sweetheart Cup Company Inc., American Industrial Partners Management Company and SF Holdings, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the certificate of incorporation and by-laws (or other comparable organizational documents) of the subsidiaries of the Company and the laws of their respective jurisdictions of incorporation.

                  b. Board of Directors. The Board of Directors of the Company shall consist of a total of five (5) directors, three (3) of whom shall be nominated by the Original Stockholders and two (2) of whom shall be nominated by SF Holdings. The Stockholders agree to vote all their shares of Class A Common Stock of the Company (whether in person, by proxy or by written consent) and take all other necessary or desirable actions in order to elect a Board of Directors of the Company in accordance with the provisions of this Section 2(b).

                  c. Board of Directors of Subsidiaries. The Board of Directors of each of Sweetheart Cup Company, Inc., Lily-
         Canada Holdings, Inc. and Lily Cups, Inc. shall consist of a total of five (5) directors, each of whom shall also be a director of the Company.

                  d. Vacancies. A director nominated by the Original Stockholders may not be removed without cause except by the Stockholders at the written request of the Original Stockholders. A director nominated by SF Holdings may not be removed without cause except by the Stockholders at the written request of SF Holdings. No director may be removed for cause except by the vote of the holders of at least 80% of the shares of Class A Common Stock outstanding. In the event that a director nominated by the Original Stockholders ceases to serve or is unable to continue in that capacity for any reason, the Original Stockholders shall nominate a replacement and the Stockholders shall vote their shares and take all other necessary or desirable actions to elect the person so nominated to fill such vacancy. In the event that a director nominated by SF Holdings ceases to serve or is unable to continue in that capacity for any reason, SF Holdings shall nominate a replacement and the Stockholders shall vote their shares and take all other necessary or

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         desirable actions to elect the person so nominated to fill such vacancy.

         3. Restrictions on Transfer of Shares.

                  a. Transfer of Shares. No Stockholder may Transfer any Shares except for Transfers in accordance with the provisions of this Section
         3. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

                  b. Permitted Transfers.  Subject to the provisions of
         Section 3(c), SF Holdings may Transfer any or all of its Shares at any time to any person or entity.

                  c. Tag-Along Rights.

                  (i) If SF Holdings proposes a transaction or series of related transactions in which it will Sell Shares (the "Initial Shares") in an amount in excess of 30% of the then aggregate number of outstanding Shares to a third party or parties, then, subject to the provisions hereof, the Original Stockholders shall have the right to participate in such Sale and sell all or a portion of the Shares owned by them (determined as provided below) to such third party or parties. SF Holdings shall deliver to AIP written notice (the "Notice of Sale") of such proposed Sale, which shall specify the terms and conditions of such proposed Sale, including the number of Shares to be Sold, the price at which such Shares will be Sold and the anticipated date of consummation of such Sale. On or before the date (the "Tag- Along Date") which is 30 days after the date of the Notice of Sale, by written notice (the "Tag-Along Notice") AIP may, on behalf of all of the Original Stockholders, irrevocably elect to Sell an aggregate number of Shares equal to all or a portion of each Original Stockholder's Tag-Along Portion (as defined below) as specified in the Tag-Along Notice on the same terms and conditions in respect of such Shares as are specified in the Notice of Sale. If AIP does not timely make such election, AIP may, on behalf of all of the Original Stockholders, irrevocably elect, subject to concurrent consummation of the Sale of the Initial Shares, to cause the Exchange (as defined herein) pursuant to Section 4 hereof.

                  (ii) For purposes hereof, an Original Stockholder's "Tag-Along Portion" shall mean a number of Shares equal to the total number of Initial Shares multiplied by a fraction, the numerator of which is the number of Shares then held by such Original Stockholder and the denominator of which is the total number of Shares then outstanding. If AIP timely makes the election to Sell Shares with SF Holdings, the

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         number of Shares to be Sold by SF Holdings pursuant to this Section
         3(c) in respect of such Notice of Sale shall be reduced by the Tag-Along Portions specified in the Tag-Along Notice unless the purchaser or purchasers agree to acquire additional Shares pro rata from SF Holdings and the Original Stockholders participating in such Sale on the same terms and conditions as are specified in the Notice of Sale; provided, however, that the Original Stockholders shall not be required to make any representations or warranties (other than with respect to their ownership of their Shares) to the purchaser or purchasers or to agree to indemnify the purchaser or purchasers in connection with such sale (other than with respect to their ownership of their Shares).

                  (iii) Each Original Stockholder agrees to take all steps necessary to enable it to comply with the provisions of this Section 3(c), including, without limitation, the execution of all documents in connection with such Sale, the delivery, against payment therefor, of certificates for all such Shares duly endorsed or accompanied by appropriate instruments of transfer and free and clear of any liens or other encumbrances, and, if requested by SF Holdings, the voting of all Shares owned by such Original Stockholder in the manner requested by SF Holdings in order to effect such Sale.

                  (iv) SF Holdings may abandon any such Sale at any time for any reason or without reason, in which case none of the Original Stockholders shall have the right to Sell any Shares or to effect the Exchange with respect to such Sale (unless otherwise able to do so pursuant to clause (i) of Section 4(a)). If SF Holdings does not complete the Sale within 90 days after the anticipated date of consummation set forth in the Notice of Sale (unless such failure to complete is due to actions, or the failure to act when required to act, of the Original Stockholders) or proposes to effect the Sale on terms materially different from those specified in the Notice of Sale, then the Sale shall remain subject to the provisions of this Section 3 and SF Holdings shall be required to comply with the provisions of this Section 3(c) with respect to any future Sale.

                  (v) Upon consummation of a Sale pursuant to this Section 3(c), any rights or obligations pursuant to this Section 3(c) will terminate with respect to the Shares so Sold and the purchaser of such Shares.

                  d. Drag-Along Right. If SF Holdings proposes a transaction or series of related transactions in which it will Sell Shares for cash in an amount in excess of 30% of the aggregate number of outstanding Shares to an unaffiliated third party or parties, then SF Holdings shall have the right (the "Drag-Along Right") to require each of the Original Stockholders to Sell all, but not less than

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         all, of the Shares owned by such Original Stockholders for the same per share consideration and otherwise on the same terms and conditions as SF Holdings. Each Original Stockholder agrees to take all steps necessary to enable it to comply with the provisions of this Section 3(d), including, without limitation, the execution of all documents in connection with such Sale, the delivery, against payment therefor, of certificates for all such Shares duly endorsed or accompanied by appropriate instruments of transfer and free and clear of any liens or other encumbrances, and, if requested by SF Holdings, the voting of all Shares owned by such Original Stockholder in the manner requested by SF Holdings in order to effect such Sale; provided, however, that the Original Stockholders shall not be required to make any representations or warranties (other than with respect to their ownership of their Shares) to the purchaser or purchasers or to agree to indemnify the purchaser or purchasers in connection with such sale (other than with respect to their ownership of their Shares). To exercise a Drag-Along Right, SF Holdings shall give AIP, on behalf of all of the Original Stockholders, a written notice (the "Drag-Along Notice") containing (i) the name and address of the third party or parties to whom Shares will be Sold and (ii) the proposed purchase price thereof, terms of payment and other material terms and conditions of the Sale. Each Original Stockholder shall thereafter be obligated to Sell its Shares subject to such Drag-Along Notice, provided that the Sale is consummated within 90 days after the anticipated date of consummation set forth in the Drag Along Notice. If the Sale is not consummated, for any reason (including abandonment of such Sale by SF Holdings), on or before the expiration of such 90-day period, then each Original Stockholder shall no longer be obligated to Sell such Shares pursuant to that specific Drag-Along Notice, but each Original Stockholder's Shares shall remain subject to the provisions of this Section 3. In lieu of selling any Shares pursuant to the terms specified in the Drag-Along Notice, AIP may, on behalf of all of the Original Stockholders, within five (5) days after the date of the Drag-Along Notice, irrevocably elect, subject to the concurrent consummation of the Sale by SF Holdings, to cause the Exchange pursuant to Section 4 hereof.

         4. The Exchange.

                  a. Exchange Upon Election of AIP. Following the fifth anniversary of the Closing Date or an election by AIP pursuant to Sections 3(c) or 3(d) hereof and the concurrent consummation of the Sale contemplated thereby, whichever shall first occur, AIP, on behalf of all of the Original Stockholders, shall have the right to exchange (the "Exchange") the Shares held by the Original Stockholders for Warrants (the "Warrants") in the form annexed hereto as

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         Annex A to purchase an aggregate of 960,000 shares of Class C Common
         Stock, par value $.001 per share, of SF Holdings, subject to adjustment pursuant to the anti-dilution provisions thereof from and after the Closing Date and subject to proportionate reduction to the extent a portion of the Shares held by the Original Stockholders have been Sold pursuant to Section 3. In connection with the Exchange, each Original Stockholder shall be entitled to receive Warrants to purchase a pro rata number of shares of Class C Common Stock based upon the number of Shares held at such time by such Original Stockholder relative to the total number of Shares held at such time by all of the Original Stockholders. In order to cause the Exchange, AIP shall surrender the certificates representing the Shares of the Original Stockholders at the principal office of SF Holdings and shall deliver to SF Holdings at such office written notice of its election to cause the Exchange; provided, however, that SF Holding shall not be obligated to issue the Warrants unless either the certificates representing the Shares are delivered as provided above or AIP notifies SF Holdings that any of such certificates have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to SF Holdings to indemnify SF Holdings from any loss incurred by it in connection with such Shares. SF Holdings shall issue and deliver the Warrants to AIP within three (3) Business Days after delivery to SF Holdings of such election notice and such Shares, or after receipt of such agreement and indemnification.

                  b. Exchange Upon Election of SF Holdings. SF Holdings shall have the right, at any time during the Warrant Purchase Period, to cause the Exchange, subject to the provisions of this Section 4(b). Notice of SF Holdings's election to require the Exchange shall be delivered to AIP not less than ten (10) Business Days prior to the Exchange Date, which shall be specified in such notice. On the Exchange Date, SF Holdings shall deliver the Warrants, or cause the Warrants to be delivered, to AIP, against presentation and surrender to SF Holdings by AIP on behalf of all of the Original Stockholders of the certificates representing the Shares of the Original Stockholders, or after receipt of the agreement and indemnification described in
         Section 4(a) above, at the principal office of SF Holdings. From and after the Exchange Date, the Shares of the Original Stockholders shall be canceled and all rights of the Original Stockholders as stockholders of the Company and pursuant to this Agreement shall cease.

                  c. Mandatory Exchange. In the event of a merger of the Company with and into SF Holdings or with and into The Fonda Group, Inc., SF Holdings shall be required to effect

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         the Exchange, concurrently with such merger, in accordance with the provisions of Section 4(b) hereof.

         5. Term. This Agreement shall continue in full force and effect until the earliest of: (a) the date on which no Shares are held by any of the Original Stockholders; (b) the date this Agreement is terminated by the unanimous written consent of the Stockholders; or (c) the tenth anniversary of the date of this Agreement.

         6. Representations and Warranties of the Stockholders. Each Stockholder (as to itself or himself only) represents and warrants to the other Stockholders and the Company that:

                  a. this Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

                  b. the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereunder will not, with or without the giving of notice or lapse of time, (i) violate any provision of law, statute, rule or regulation to which the Stockholder is subject,
         (ii) violate any order, judgment or decree applicable to such Stockholder or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound, except for such violations, conflicts, breaches or defaults that would not materially affect the Stockholder's ability to perform its obligations hereunder.

         7. Stock Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. The Stockholders agree to cause each certificate representing Shares to bear the following legend on the face or reverse side thereof:

                  "The shares represented by this certificate are subject to certain transfer and voting restrictions pursuant to a certain Stockholders' Agreement dated as of March 12, 1998 among the Company and its stockholders. Notice of such agreement is hereby given and a copy of it is on file at the principal office of the Company.

         8. Notice. All communications under this Agreement shall be in writing and shall be delivered by hand or by telecopier or mailed by overnight courier or by registered or certified mail, postage prepaid:


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         a. if to SF Holdings, at 115 Stevens Avenue, Valhalla, New York,
         10595, Attention:  Harvey L. Friedman;

         b. if to any of the Original Stockholders, to American Industrial Partners Capital Fund L.P., One Maritime Plaza, Suite 2525, San Francisco, California, 94111, Attention: Kim Marvin.

Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if delivered by telecopier, when receipt is mechanically acknowledged; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

         9. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Stockholders Agreement (the "Original Stockholders Agreement") dated as of August 30, 1993 by and among AIP, First Plaza Group Trust, Leeway & Co., and the parties scheduled thereto. In the event of a conflict or inconsistency between the provisions hereof and of the Original Stockholders Agreement, the provisions of this Agreement shall govern.

         10. Designation. AIP is hereby irrevocably designated as the representative of the Original Stockholders for the purposes set forth in this Agreement. By execution of this Agreement, each of the other Original Stockholders has duly empowered AIP to act as such representative.

         11. Amendment. This Agreement may only be amended or altered in any of its provisions with the written consent of the Company and the holders of 80% of the Class A Common Stock of the Company; provided, however, that no such amendment shall adversely affect any Stockholder in a discriminatory fashion without the consent of such Stockholder.

         12. Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Stockholders hereby agree that, in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement.

         13. Assignment. This Agreement is not assignable except in connection with a Sale of Shares in accordance with Section 3(c) or 3(d) of this Agreement. This Agreement shall be binding upon

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and inure to the benefit of the parties and their respective successors, heirs, and legal representatives. Notwithstanding the foregoing, First Plaza Group Trust and Leeway & Co. shall have the right to assign this Agreement or transfer i whole or in part its obligations under this Agreement to one or more successor trustees, plans or nominees for, or successor(s) by reorganization of, a qualified pension plan trust.

         14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

         15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         16. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                            SWEETHEART HOLDINGS INC.


                                            By: /s/ Dan Carson
                                               -------------------------------
                                               Name:  Dan Carson
                                               Title: Vice President

                                            SF HOLDINGS GROUP, INC.


                                            By: /s/ Hans Heinsen
                                               -------------------------------
                                               Name:  Hans Heinsen
                                               Title: Chief Financial Officer

                                            AMERICAN INDUSTRIAL PARTNERS
                                            CAPITAL FUND L.P.
                                            By:  American Industrial Partners
                                                     L.P., its general partner
                                            By:  American Industrial Partners
                                                     Management Company, Inc.


                                            By: /s/ Kenneth Pereira
                                               -------------------------------
                                               Name:  Kenneth Pereira
                                               Title: Principal

                                            LEEWAY & CO.
                                            By:  State Street Bank and Trust
                                                     Company


                                            By: /s/ Kimberly Moynihan
                                               -------------------------------
                                               Name:  Kimberly Moynihan
                                               Title: Assistant Secretary

                                            MELLON BANK, N.A., as
                                            Trustee for FIRST PLAZA
                                            GROUP TRUST (as directed
                                            by General Motors
                                            Investment Management
                                            Corporation)


                                            By: Bernadette Rist
                                               -------------------------------
                                               Name:  Bernadette Rist
                                               Title: Authorized Signatory

                                            /s/ Donald W. Davis
                                            ---------------------------------
                                            Donald W. Davis



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                                                     /s/ Robert J. Klein
                                                     -------------------------
                                                     Robert J. Klein

                                                     /s/ Thomas H. Barrett
                                                     -------------------------
                                                     Thomas H. Barrett

                                                     /s/ Kenneth A. Pereira
                                                     -------------------------
                                                     Kenneth A. Pereira

                                                     /s/ Lawrence W. Ward, Jr.
                                                     -------------------------
                                                     Lawrence W. Ward, Jr.

                                                     /s/ William F. McLaughlin
                                                     -------------------------
                                                     William F. McLaughlin


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